UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 18, 2022

OMNICELL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

590 East Middlefield Road
Mountain View, CA 94043
(Address of principal executive offices, including zip code)

(650) 251-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	OMCL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Named Executive Officer Retirement Benefits
On May 18, 2022, in connection with the previously announced planned retirement of Dan S. Johnston, Executive Vice President and Chief Administrative Officer of Omnicell, Inc. (the “Company”), and in recognition of Mr. Johnston’s many years of outstanding leadership and exceptional service to the Company, the Compensation Committee of the Board of Directors (the “Committee”) of the Company approved Mr. Johnston’s participation in an executive retirement transition program and Mr. Johnston’s continued participation in certain of the Company’s medical benefit plans after his retirement and separation from service with the Company. Following his retirement and separation from service on June 30, 2022, Mr. Johnston will be eligible to participate in the Company’s active employee medical plan until Mr. Johnston reaches age 65, which provides partially subsidized medical insurance, vision and dental benefits for participants, spouses and dependents (on the same basis and under the same terms as the Company’s active employees, including payment of applicable premiums, deductibles, co-pays and other out-of-pocket costs).
The above description is a summary and is subject to and qualified in its entirety by the terms of the letter agreement (the “Agreement”) entered into between the Company and Mr. Johnston. A copy of the Agreement will be filed, as required, as an exhibit to the Company’s Form 10-Q for the quarter ended June 30, 2022.
Named Executive Officer Salary Increase
On May 18, 2022, Christine Mellon, Executive Vice President and Chief People Officer, was appointed to serve as the Company’s Executive Vice President, Chief Administrative and People Officer, effective as of June 1, 2022. In connection with this appointment and in consideration of the increased scope, responsibilities and duties of such role, the Committee approved an increase in Ms. Mellon’s 2022 Annual Base Salary to $400,000 (to be effective June 6, 2022).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Date: May 24, 2022	/s/ Corey J. Manley
Corey J. Manley
Senior Vice President and Chief Legal Officer